Report of Independent Accountants

To the Shareholders and Board
of Directors of Municipal Partners
 Fund II Inc.


In planning and performing our audit
 of the financial statements of Municipal
 Partners Fund II Inc., (hereafter
 referred to as the Fund) for the year
 ended June 30, 2002, we considered its
internal control, including control activities
 for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to
provide assurance on internal control.

The management of the Fund is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls.  Generally,
 controls that are relevant to an audit
pertain to the entitys objective of
preparing financial statements for
external purposes that are fairly presented
 in conformity with generally accepted
accounting principles.  Those controls
include the safeguarding of assets against
 unauthorized acquisition, use or disposition.
Because of inherent limitations in internal control, errors or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of their design and operation may deteriorate.
Our consideration of internal control would
 not necessarily disclose all matters in
internal control that might be material
weaknesses under standards established by the American Institute of Certified Public
 Accountants.  A material weakness is a
condition in which the design or operation
 of one or more of the internal control
components does not reduce to a relatively
 low level the risk that misstatements
caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions.  However,
 we noted no matters involving internal
control and its operation,including controls
 for safeguarding securities, that we
consider to be material weaknesses as
defined above as of June 30, 2002.
This report is intended solely for the
information and use of management and
the Board of Directors of the Fund and
the Securities and Exchange Commission
 and is not intended to be and should
not be used by anyone other than these
specified parties.



August 20, 2002